
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Balanced L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      18,153,795
<SECURITIES>                                         0
<RECEIVABLES>                                  654,589<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              18,853,652<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                18,853,652<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,015,967)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               597,456
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,613,423)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,613,423)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,613,423)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $579,455 and interest receivable of $75,134.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $165,468 and net options premiums received of $(120,200).
<F3>Liabilities include redemptions payable of $346,795, accrued brokerage commissions of $90,418 and accrued management fees of $18,837.
<F4>Total revenues includes realized trading revenue of $(1,190,031), net change in unrealized of $(226,960) and interest income of $401,024.

